Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
This firm was the independent auditor for Globe Metallurgical, Inc. and Subsidiaries as of June 30, 2006 and 2005 and for the years ended June 30, 2006 and 2005. In this context, we understand that Globe Specialty Metals, Inc. (GSM) is filing a Form S-1 with the Securities and Exchange Commission. On November 13, 2006 GSM acquired 100% of Globe Metallurgical, Inc. and Subsidiaries and will include the above financial statements in its filing.
Pursuant to Item 601(b)(23) of Regulation S-K, this letter will serve as our consent for GSM to file with the Form S-1 our Report of Independent Registered Public Accounting Firm dated October 11, 2006 for the years ended June 30, 2006 and 2005 and to the reference of Hobe & Lucas Certified Public Accountants, Inc., therein.
/s/  Hobe & Lucas Certified Public Accountants, Inc.
Hobe & Lucas
Certified Public Accountants, Inc.

Independence, Ohio
July 28, 2009

Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
This firm was the independent auditor for Solsil, Inc. (a development stage company) as of June 30, 2007 and the period beginning March 29, 2006 (inception) and ended June 30, 2007 and for the year ended June 30, 2007. In this context, we understand that Globe Specialty Metals, Inc. (GSM) is filing a Form S-1 with the Securities and Exchange Commission. On February 29, 2008 GSM acquired an 81% interest in Solsil, Inc. and will include the above financial statements in its filing.
Pursuant to Item 601(b)(23) of Regulation S-K, this letter will serve as our consent for GSM to file with the Form S-1 our Report of Independent Registered Public Accounting Firm dated September 17, 2007, except for Note 9 as to which the date is June 25, 2008, for the year ended June 30, 2007 and to the reference of Hobe & Lucas Certified Public Accountants, Inc., therein.
/s/  Hobe & Lucas Certified Public Accountants, Inc.
Hobe & Lucas
Certified Public Accountants, Inc.

Independence, Ohio
July 28, 2009